Exhibit 10.1

CONSULTING AGREEMENT

      This Consulting Agreement ("Agreement") is made and entered into as of the 19th day of November, 2003, between House of Brussels Chocolates Inc., a Nevada corporation (“HOBC”), House of Brussels Chocolates (USA) Ltd., a Nevada corporation (the "Company") and Maria Stacho (the "Consultant").

      WHEREAS, the Company is presently engaged in the business of manufacturing and wholesale of premium Belgium-style chocolates.

      WHEREAS, Consultant is in the business of providing assistance in manufacturing chocolates; and

      WHEREAS, the Company is seeking and Consultant is willing to furnish such services to the Company on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      1.       Purpose. The Company hereby engages Consultant for the term specified in this Agreement to render services to the Company relating to the Company’s business in San Francisco, California.

      2.       Duties of Consultant. During the term of this Agreement, Consultant will provide the Company with services relating to the Company’s business in San Francisco, California. In performance of these duties, Consultant shall provide the Company with the benefits of her best judgment and efforts. Consultant's duties will necessarily be limited to, providing assistance in the transition from The Candy Jar to the Company, working with the Company to further develop the customer base and products. The Consultant will also continue to train the staff and oversee the daily production and organization of the business as required by the Company.

      3.       Term. The term of this Agreement shall be for two (2) years commencing upon the execution of this Agreement, provided, however, that this Agreement may be renewed or extended on a month-to-month basis if agreed to in writing by the parties hereto.

      4.       Compensation to Consultant. As compensation for her services hereunder, the Company shall pay Consultant $70,000 per year, payable quarterly as follows: $17,500 worth of HOBC common stock, freely-tradable and issued quarterly pursuant to a Form S-8, with the value to be calculated as of a 5-day average of the bid/ask prices as of the last day of each quarter.

      5.       Expenses. The Company will reimburse the Consultant for reasonable direct expenses incurred by the Consultant which have been approved in writing by the Company prior to incurring the expense.

      6.       Company Information; Confidentiality. The Company hereby agrees to provide Consultant with such data, material and other information regarding the Company’s products and other relevant information regarding the Company which she may request. The Company recognizes and confirms that, in advising the Company in fulfilling her obligations hereunder Consultant will use and rely on data, material and other information furnished to Consultant by the Company. In addition, in the performance of her services, Consultant may look to such others for such factual information, economic advice and/or research upon which to base her advice to the Company hereunder as Consultant shall in good faith deem appropriate. Except as contemplated by the terms hereof or as required by applicable law, Consultant shall keep confidential all non-public information provided to her by the Company, and shall not disclose such information to any third party without the Company's prior written consent, other than such of her employees and advisors as Consultant determines to have a need to know and who agree to keep all such information confidential.

      7.       Consultant as an Independent Contractor. Consultant shall perform his services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner.

      8.       Authority and Authorization. The parties hereto have full power and authority to enter into this Agreement and carry out the obligations hereunder. Execution of this Agreement and performance by each of the parties hereunder constitutes a valid and binding obligation of each party and performance hereunder will not violate any other agreement to which any of the parties is a party.

      9.       Indemnity. The Company and the Consultant agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein.

      10.     Miscellaneous.

      (a)       This Agreement between the Company and Consultant constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous consulting agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

      (b)       Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent postage prepaid by certified or registered mail, return receipt requested, to the respective parties as set forth below, or to such other address as either party may notify in writing:

If to the Company:	L. Evan Baergen
House of Brussels Chocolates (USA) Ltd.
750 Terminal Avenue, Suite 208
Vancouver, British Columbia
Canada V6A 2M5

If to Consultant, at the address set forth on the signature page.

      (c)       This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

      (d)       This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

      (e)       No provision of this Agreement may be amended, modified or waived, except in writing signed by all of the parties hereto.

      (f)       This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and Consultant.

      (g)       This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent preempted by federal law, in which event (and to that extent only), federal law shall govern.

      (h)       Neither the Company nor the Consultants can assign any rights, duties or obligations under this Agreement, and in the event of any such assignment, such assignment shall be deemed null and void.

      (i)       This Agreement may be executed in multiple counterparts and in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute and be deemed to be one and the same instrument and each of which shall be considered and deemed an original for all purposes. This Agreement shall be effective with the facsimile signature of any of the parties set forth below and the facsimile signature shall be deemed as an original signature for all purposes and the Agreement shall be deemed as an original for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

Date: 11/19/2003		HOBC:

House of Brussels Chocolates Inc.

BY: /s/ L. Evan Baergen
L. Evan Baergen, President

Date: 11/19/2003		Company:

House of Brussels Chocolates (USA) Ltd.

BY: /s/ L. Evan Baergen
L. Evan Baergen, President

Date: 11/19/2003		Consultant:

/s/ Maria Stacho
Maria Stacho

	Address:	________________________
________________________
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